Exhibit 99.1

BurgerFi Reports Fourth Quarter and Full Year 2021 Results

Revenue Grows 261% to $35.1 million in Fourth Quarter; Systemwide same store sales increases of 7%

Revenue Grows 103% in 2021; Systemwide same store sales increase 14% and New Unit Growth of 13%

Conference Call today, April 14, at 8:30 a.m. ET

FORT LAUDERDALE, FL – April 14, 2022 – BurgerFi International, Inc. (Nasdaq: BFI, BFIIW) (“BurgerFi” or the “Company”), owner of one of the nation’s leading fast-casual “better burger” dining concepts through the BurgerFi brand, and the high-quality, casual dining pizza brand under the name Anthony’s Coal Fired Pizza & Wings (“Anthony’s”), today reported financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter and Full Year 2021 Key Metrics1 Summary

	BurgerFi Brand Only
(in thousands, except for percentage data)	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Systemwide Restaurant Sales	$40,701	$166,121
Systemwide Restaurant Sales Growth	23%	31%
Systemwide Restaurant Same Store Sales Growth	7%	14%
Corporate Restaurant Sales	$8,736	$33,435
Corporate Restaurant Sales Growth	33%	39%
Corporate Restaurant Same Store Sales Growth	5%	14%
Franchise Restaurant Sales	$31,737	$127,165
Franchise Restaurant Sales Growth	22%	30%
Franchise Restaurant Same Store Sales Growth	7%	15%
Digital Channel Orders Growth	(4)%	18%
Digital Channel Orders	550	2,482
Digital Channel Orders % of Systemwide Sales	36%	39%

1Refer to “Key Metrics Definitions” and “About Non-GAAP Financial Measures” sections below.

Management Commentary

Ophir Sternberg, Executive Chairman of BurgerFi, stated, “2021 was a fantastic year of growth and transformation at BurgerFi despite the many industry-wide effects of COVID-19. We were able to lay the foundation for significant growth through opening 16 BurgerFi restaurants and through the acquisition of Anthony’s in November. I have the utmost confidence in our strengthened management team to execute on our business initiatives, maximize the potential of our two great restaurant brands, and deliver value to our shareholders as we head into 2022.”

Ian Baines, Chief Executive Officer of BurgerFi, added, “The fourth quarter capped off a year of significant growth for BurgerFi. In the quarter, we initiated the integration of Anthony’s into the BurgerFi system. The BurgerFi brand also performed strongly with a 23% growth in systemwide sales, driven primarily through new store openings and a 7% increase in same store sales. Of note, we retained nearly all of our digital channel sales when compared to peak COVID-19 levels, which is very encouraging. In 2022, we expect to realize $2 million in our first wave of cost synergies from the BurgerFi and Anthony’s combination, with additional opportunity for 2023. We plan to expand access and convenience for our guests through continued investments in technological advancements, innovation and our digital ecosystem, accompanied by the 15 to 20 expected new BurgerFi brand restaurant openings we have planned for 2022. This unit growth and enhanced omni-channel customer experience, combined with the incredible food we offer should provide the foundation for an outstanding 2022.”

Exhibit 99.1
Fourth Quarter 2021 Financial Results

Total revenue in the fourth quarter of 2021 increased 261% to $35.1 million compared to $9.7 million in the year-ago quarter, driven by the addition of two months of operations of the Anthony’s business acquired on November 3, 2021, additional revenue from new restaurants opened during the period and an increase in royalty and other fees. Systemwide sales in the fourth quarter of 2021 increased 23% to $40.7 million compared to $33.2 million in the prior year period. Same store sales increased 5% and 7% in corporate-owned and franchised locations, respectively, and were supported by an increase in average check, resulting from the strong performance of new menu items such as the SWAG burger (Spicy Wagyu burger) and price increases instituted towards the end of the second quarter.

Restaurant-level operating expenses for the fourth quarter of 2021 were $27.5 million compared to $5.6 million in the fourth quarter of 2020, which includes two months of operations of the Anthony’s business, which was acquired on November 3, 2021. Restaurant-level operating expenses, as a percentage of sales, increased 340 basis points for the fourth quarter of 2021, compared to the fourth quarter of 2020, primarily due to higher labor costs.

Net loss attributable to common shareholders in the fourth quarter was $117.3 million compared to a net income attributable to common shareholders and controlling interests of $6.0 million in the year-ago quarter. The loss resulted primarily from $114.8 million of non-cash impairment charges, and $2.1 million of acquisition-related costs and certain investments made after becoming a public company in December of 2020. Adjusted EBITDA in the fourth quarter of 2021 increased 231% to $2.6 million compared to $0.8 million in the fourth quarter of 2020, driven by the acquisition of Anthony’s and BurgerFi’s revenue growth, partially offset by the investments made related to being a public company and those to drive the growth and development of corporate-owned restaurants. See the definition of Adjusted EBITDA, a non-GAAP financial measure, and the reconciliation of GAAP to Non-GAAP measures below.

Full Year 2021 Financial Results

Total revenue in 2021 increased 103% to $68.9 million compared to $34.0 million in 2020, driven by the addition of two months of operations of the Anthony’s business acquired on November 3, 2021, the addition of new restaurants opened during the period, and an increase in royalties and other fees. Systemwide sales in 2021 rose 31% to $166.1 million compared to $126.9 million in 2020. Same store sales increased 14% and 15% in corporate-owned and franchised locations, respectively, and were supported by an increase in average check value, resulting from menu innovation at the end of the first quarter and price increases instituted towards the end of the second quarter.

Restaurant-level operating expenses for 2021 were $50.4 million compared to $22.1 million in the prior year period. Restaurant-level operating expenses, as a percentage of sales, improved for the full year 2021 by 110 basis points, compared to the full year of 2020, due to a change in our sales mix, more efficiently managing our costs of delivery through third party suppliers, reduced other store operating expenses, and leverage on occupancy costs, that are relatively fixed in nature.

Net loss attributable to common shareholders in 2021 was $121.5 million compared to a net income attributable to common shareholders and controlling interests of $6.0 million in 2020. The loss resulted primarily from $114.8 million non-cash impairment charges, $7.6 million of non-cash share-based compensation expenses, $4.3 million of acquisition-related costs, $1.9 million of pre-opening costs and certain investments related to becoming a public company in December 2020. Adjusted EBITDA increased by 72% in 2021, from $2.2 million in the prior year to $3.8 million in 2021. This growth was driven by the addition of two months of operations of the Anthony’s business acquired on November 3, 2021, revenue growth from new restaurants and a 14% increase in systemwide same store sales, partially offset by the investments related to being a public company and investments associated with the resources to support accelerated corporate-owned restaurant development. See the reconciliation of GAAP to Non-GAAP measures below.

Liquidity

On December 31, 2021, the Company had $14.9 million in cash, compared to $37.2 million on December 31, 2020. BurgerFi repaid and then terminated its $3.0 million revolving credit line in the first quarter of 2021, repaid $9.2 million of debt acquired in the acquisition of Anthony’s and invested $10.7 million in capital expenditures in 2021.

2022 Outlook

The Company acknowledges the challenges many in the industry are facing, including shortages of materials and labor for construction and development, along with elevated economic uncertainty. With that, management is reiterating the following expectations for the full year 2022 assuming the current economic environment does not change materially:

Exhibit 99.1
•Annual revenues of $180-190 million.
•Mid-single digit same-store sales growth.
•15-20 new BurgerFi brand restaurant openings, most of which will be franchised locations.
•Adjusted EBITDA of $12-14 million.
•Capital expenditures are expected to be approximately $4 million.

Conference Call

The Company will hold a conference call today, April 14, 2022, at 8:30 a.m. Eastern time to discuss its fourth quarter and full year 2021 results.

Date: Thursday, April 14, 2022
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (833) 693-0539
International dial-in number: (661) 407-1580
Conference ID: 7528355

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact ICR at (646) 430-2216.

The conference call will be broadcast live and available for two weeks for replay on the Company’s Investor Relations website at ir.burgerfi.com.

Key Metrics Definitions

The following definitions apply to the terms listed below:

“Systemwide Restaurant Sales” is presented as informational data in order to understand the aggregation of franchised stores sales, ghost kitchen and corporate-owned stores sales performance. Systemwide restaurant sales growth refers to the percentage change in sales at all franchised restaurants, ghost kitchens and corporate-owned restaurants in one period from the same period in the prior year. Systemwide restaurant same store sales growth refers to the percentage change in sales at all franchised restaurants, ghost kitchens, and corporate-owned restaurants once the restaurant has been in operation after 14 months. See definition below for same store sales.

“Corporate-Owned Restaurant Sales” represent the sales generated only by corporate-owned restaurants that are open for the full year. Corporate-owned restaurant sales growth refers to the percentage change in sales at all corporate-owned restaurants in one period from the same period in the prior year. Corporate-owned restaurant same store sales growth refers to the percentage change in sales at all corporate-owned restaurants once the restaurant has been in operation after 14 months. These measures highlight the performance of existing corporate-owned restaurants.

“Franchise Restaurant Sales” represent the sales generated only by franchisee-owned restaurants that are open for the full year. Franchise restaurant sales growth refers to the percentage change in sales at all franchised restaurants in one period from the same period in the prior year. Franchise restaurant same store sales growth refers to the percentage change in sales at all franchised restaurants once the restaurant has been in operation after 14 months. These measures highlight the performance of existing franchised restaurants.

“Same Store Sales” is used to evaluate the performance of our store base, which excludes the impact of new stores and closed stores, in both periods under comparison. We include a restaurant in the calculation of same store sales once it has been in operation after 14 months. A restaurant which is temporarily closed (including as a result of the COVID-19 pandemic), is included in the same store sales computation. A restaurant which is closed permanently, such as upon termination of the lease, or other permanent closure, is immediately removed from the same store sales computation. Our calculation of same store sales may not be comparable to others in the industry.

“Digital Channel Orders” is used to measure performance of our investments made in our digital platform and partnerships with third party delivery partners. We believe our digital platform capabilities are a vital element to continuing to serve our customers and will continue to be a differentiator for BurgerFi as compared to some of our competitors. Digital channel orders growth refers to the percentage change in sales through our digital platforms in one period from the same period in the prior year for all franchised and corporate-owned restaurants. Digital channel orders and digital channel orders as percentages of systemwide sales are indicative of the number of orders placed through our digital platforms and the percentage of those digital orders when compared to total number of orders at all our franchised and corporate-owned restaurants.

Exhibit 99.1
“Adjusted EBITDA,” a non-GAAP measure, is defined as net (loss) income before the change in value of warrant liability, interest expense (which includes the change in value of preferred stock), income tax (benefit) expense, depreciation and amortization, share-based compensation expense, pre-opening costs, store closure costs, gain on extinguishment of debt, legal settlements, merger, acquisition, and integration costs, and impairment charges.

About BurgerFi International (Nasdaq: BFI, BFIIW)

Established in 2011, BurgerFi is a leading multi-brand restaurant company that develops, markets, and acquires fast-casual and premium-casual dining restaurant concepts around the world, including corporate-owned stores and franchises. BurgerFi is among the nation’s fastest-growing better burger concepts with 118 BurgerFi restaurants (93 franchised and 25 corporate-owned). As of December 31, 2021, BurgerFi has been the owner and franchisor of the two following brands with a combined 179 locations. BurgerFi. BurgerFi is chef-founded and committed to serving fresh, all-natural and quality food at all locations, online and via first-party and third-party deliveries. BurgerFi uses 100% American Angus Beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi’s menu also includes high quality wagyu beef, antibiotic and cage-free chicken offerings, fresh, hand-cut sides, and custard shakes and concretes. BurgerFi was named “Best Fast Casual Restaurant” in USA Today’s 10Best 2022 Readers Choice Awards for the second consecutive year, QSR Magazine's Breakout Brand of 2020, Fast Casual's 2021 #1 Brand of the Year and included in Inc. Magazine’s Fastest Growing Private Companies List. In 2021, Consumer Report’s Chain Reaction Report praised BurgerFi for serving “no antibiotic beef” across all its restaurants, and Consumer Reports awarded BurgerFi an "A-Grade Angus Beef" rating for the third consecutive year. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and 'Like' or follow @BurgerFi on Instagram, Facebook and Twitter.  BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi. Anthony’s. Anthony’s was acquired by BurgerFi on November 3, 2021 and is a premium pizza and wing brand that operates 61 corporate-owned casual restaurant locations, as of December 31, 2021. Known for serving fresh, never frozen and quality ingredients, Anthony’s is centered around a 900-degree coal fired oven with menu offerings including “well-done” pizza, coal fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads. Anthony’s was named “The Best Pizza Chain in America" by USA Today's Great American Bites and “Top 3 Best Major Pizza Chain” by Mashed in 2021. To learn more about Anthony’s, please visit www.acfp.com.

About Non-GAAP Projected Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the measure Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use this non-GAAP financial measure for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) it is used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from this non-GAAP financial measure and evaluating this non-GAAP financial measure together with its relevant financial measures in accordance with GAAP.

A reconciliation of this Adjusted EBITDA non-GAAP financial measure is not being provided due to the nature of this forward-looking non-GAAP measure containing certain elements that are impractical to predict given their market-based nature, such as share-based compensation expense and gain and losses on change in value of warrant liabilities, without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information, nor can we accurately predict all of the components of the applicable non-GAAP financial measure and reconciling adjustments thereto; accordingly, the corresponding GAAP measure may be materially different than the non-GAAP measure. Such forward looking information is also subject to uncertainty and various risks, and there can be no assurance that any forecasted results or conditions will actually be achieved.

Forward-Looking Statements

Exhibit 99.1
This press release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to BurgerFi's estimates of its future business outlook, prospects or financial results, its acquisition of Anthony’s and the impact of the acquisition on BurgerFi’s growth and profitability, including those regarding our ongoing strategic partnership with L Catterton, the largest global consumer-focused private equity firm and a significant shareholder in the Company, confidence in our management teams leading the brands as we begin the integration process, take advantage of strategic synergies and execute on the combined company strategy, store opening plans, same store sales, restaurant operating margin growth plans, prospects or financial results, statements regarding the impact of the COVID-19 pandemic on our business, as well as statements set forth under the section entitled “2022 Outlook” above. Forward-looking statements generally can be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "will be," "will continue," "will likely result," and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, and when filed, our Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent Quarterly Reports on Form 10-Q, and those discussed in other documents we file with the Securities and Exchange Commission, including our ability to successfully realize the expected benefits of the acquisition of Anthony’s as a result of the impact of COVID-19 or any other factors. All subsequent written and oral forward-looking statements attributable to BurgerFi or persons acting on BurgerFi’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations:
ICR
Lynne Collier
IR-BFI@icrinc.com
646-430-2216

Company Contact:
BurgerFi International Inc.
IR@burgerfi.com

Media Relations Contact:
rbb Communications
Ailys Toledo
Ailys.Toledo@rbbcommunications.com

Exhibit 99.1
BurgerFi International Inc., and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(in thousands)	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$ 14,889	$ 37,150
Cash - restricted	—	3,233
Accounts receivable, net	1,689	718
Inventory	1,387	268
Assets held for sale	732	732
Other current assets	2,526	1,607
TOTAL CURRENT ASSETS	21,223	43,708
PROPERTY & EQUIPMENT, net	29,035	8,004
DUE FROM RELATED COMPANIES	—	74
GOODWILL	98,000	119,542
INTANGIBLE ASSETS, net	168,723	116,824
DEFERRED INCOME TAXES	—	713
OTHER ASSETS	738	251
TOTAL ASSETS	317,719	$ 289,116
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade and other	$ 7,841	$ 1,678
Accrued expenses	5,302	1,203
Other liabilities	6,481	430
Short-term borrowings	3,331	4,450
Other deposit	907	907
Deferred revenue, current	468	490
TOTAL CURRENT LIABILITIES	24,330	9,158
NON-CURRENT LIABILITIES
Long-term borrowings	56,797	1,522
Redeemable preferred stock, $0.0001 par value, 10,000,000 shares authorized, 2,120,000 shares issued and outstanding, $53 million redemption value	47,525	—
Related party note	8,724	—
Warrant liability	2,706	16,516
Deferred revenue, net of current portion	2,109	2,816
Deferred rent	900	29
Deferred income taxes	1,353	—
TOTAL LIABILITIES	144,444	30,041
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value, 100,000,000 shares authorized, 21,303,500 and 17,541,838 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	296,992	261,298
Accumulated deficit	(123,719)	(2,225)
TOTAL STOCKHOLDERS’ EQUITY	173,275	259,075
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 317,719	$ 289,116

Exhibit 99.1
BurgerFi International Inc., and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

		Successor	Predecessor	S/P Combined (non-GAAP)
(in thousands)	Three Months Ended December 31, 2021	December 16, 2020 through December 31, 2020	October 1, 2020 through December 15, 2020	Three Months Ended December 31, 2020
REVENUE
Restaurant sales	$ 31,748	$ 1,333	$ 5,451	$ 6,784
Royalty and other fees	2,081	255	1,429	1,684
Royalty - brand development and co-op	460	74	387	461
Franchise fees	776	25	748	773
TOTAL REVENUE	35,065	1,687	8,015	9,702
Restaurant level operating expenses:
Food, beverage and paper costs	9,367	406	1,658	2,064
Labor and related expenses	9,149	304	1,353	1,657
Other operating expenses	6,338	254	1,060	1,314
Occupancy and related expenses	2,660	19	594	613
Impairment	114,797	—	—	—
General and administrative expenses	6,569	855	1,944	2,799
Depreciation and amortization expense	3,587	348	250	598
Share-based compensation expense	788	818	—	818
Brand development and co-op advertising expense	677	35	462	497
Pre-opening costs	662	48	43	91
TOTAL OPERATING EXPENSES	154,594	3,087	7,364	10,451
OPERATING (LOSS) INCOME	(119,529)	(1,400)	651	(749)
Other (loss) income	(193)	791	2	793
Gain on change in value of warrant liability	3,406	5,597	—	5,597
Interest expense	(1,360)	(6)	(27)	(33)
(Loss) income before income taxes	(117,676)	4,982	626	5,608
Income tax benefit	419	366	—	366
Net (Loss) Income	(117,257)	5,348	626	5,974
Net Income Attributable to Non-Controlling Interests (predecessor)	—	—	—	—
Net (Loss) Income Attributable to common shareholders (successor) and Controlling Interests (predecessor)	$ (117,257)	$ 5,348	$ 626	$ 5,974

Exhibit 99.1
BurgerFi International Inc., and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

		Successor	Predecessor	S/P Combined (non-GAAP)
(in thousands)	Year Ended December 31, 2021	December 16, 2020 through December 31, 2020	January 1, 2020 through December 15, 2020	Year Ended December 31, 2020
REVENUE
Restaurant sales	$ 57,790	$ 1,333	$ 23,683	$ 25,016
Royalty and other fees	8,021	255	6,116	6,371
Royalty - brand development and co-op	1,987	74	1,441	1,515
Franchise fees	1,069	25	1,055	1,080
TOTAL REVENUE	68,867	1,687	32,295	33,982
Restaurant level operating expenses:
Food, beverage and paper costs	17,153	406	7,212	7,618
Labor and related expenses	16,272	304	6,187	6,491
Other operating expenses	12,039	254	4,999	5,253
Occupancy and related expenses	4,940	19	2,702	2,721
Impairment	114,797	—	—	—
General and administrative expenses	17,300	855	6,925	7,780
Depreciation and amortization expense	10,060	348	1,062	1,410
Share-based compensation expense	7,573	818	—	818
Brand development and co-op advertising expense	2,462	35	2,284	2,319
Pre-opening costs	1,905	48	166	214
TOTAL OPERATING EXPENSES	204,501	3,087	31,537	34,624
OPERATING (LOSS) INCOME	(135,634)	(1,400)	758	(642)
Other income	2,047	791	2	793
Gain on change in value of warrant liability	13,811	5,597	—	5,597
Interest expense	(1,406)	(6)	(125)	(131)
(Loss) income before income taxes	(121,182)	4,982	635	5,617
Income tax (expense) benefit	(312)	366	—	366
Net (Loss) Income	(121,494)	5,348	635	5,983
Net Income Attributable to Non-Controlling Interests (predecessor)	—	—	20	20
Net (Loss) Income Attributable to common shareholders (successor) and Controlling Interests (predecessor)	$ (121,494)	$ 5,348	$ 615	$ 5,963

Exhibit 99.1
BurgerFi International Inc., and Subsidiaries
Consolidated Reconciliation of Net (Loss) Income to Adjusted EBITDA
(Non-GAAP) (Unaudited)

		S/P Combined (non-GAAP)		S/P Combined (non-GAAP)
(in thousands)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020
Net (Loss) Income Attributable to Common Shareholders (successor) and Controlling Interests (predecessor)	$ (117,257)	$ 5,974	$ (121,494)	$ 5,963
Gain on change in value of warrant liability	(3,406)	(5,597)	(13,811)	(5,597)
Interest expense	1,360	33	1,406	131
Income tax expense (benefit)	(419)	(366)	312	(366)
Depreciation and amortization expense	3,587	598	10,060	1,410
Share-based compensation expense	788	818	7,573	818
Pre-opening costs	662	91	1,905	214
Store closure (income) costs	183	(2)	324	(2)
Gain on extinguishment of debt	-	(791)	(2,237)	(791)
Legal settlements	212	-	689	-
Merger, acquisition, and integration costs	2,106	31	4,275	428
Non-cash impairment charge	114,797	-	114,797	-
Adjusted EBITDA	$ 2,613	$ 789	$ 3,799	$ 2,208

Exhibit 99.1
BurgerFi Brand Only
Consolidated Reconciliation of Net (Loss) Income to Adjusted EBITDA
(Non-GAAP) (Unaudited)

		S/P Combined (non-GAAP)		S/P Combined (non-GAAP)
(in thousands)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020
Net (Loss) Income Attributable to Common Shareholders (successor) and Controlling Interests (predecessor)	$ (117,115)	$ 5,974	$ (121,352)	$ 5,963
Gain on change in value of warrant liability	(3,406)	(5,597)	(13,811)	(5,597)
Interest expense	627	33	673	131
Income tax expense (benefit)	(258)	(366)	473	(366)
Depreciation and amortization expense	2,221	598	8,694	1,410
Share-based compensation expense	788	818	7,573	818
Pre-opening costs	662	91	1,905	214
Store closure (income) costs	138	(2)	279	(2)
Gain on extinguishment of debt	-	(791)	(2,237)	(791)
Legal settlements	212	-	689	-
Merger, acquisition, and integration costs	1,950	31	4,119	428
Non-cash impairment charge	114,797	-	114,797	-
Adjusted EBITDA	$ 616	$ 789	$ 1,802	$ 2,208

Exhibit 99.1
Anthony’s Brand Only
Consolidated Reconciliation of Net Loss to Adjusted EBITDA
(Non-GAAP) (Unaudited)

(in thousands)	Two Months Ended December 31, 2021
Net (Loss) Income Attributable to Common Shareholders (successor) and Controlling Interests (predecessor)	$ (142)
Interest expense	733
Income tax expense (benefit)	(161)
Depreciation and amortization expense	1,366
Store closure (income) costs	45
Merger, acquisition, and integration costs	156
Adjusted EBITDA	$ 1,997

Exhibit 99.1
BurgerFi International Inc., and Subsidiaries
Restaurant Level Operating Expenses
(Unaudited)

			S/P Combined (non-GAAP)
	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
(in thousands)	In dollars	As a percentage of restaurant sales	In dollars	As a percentage of restaurant sales
Restaurant Sales	$ 31,748	100%	$ 6,784	100%
Restaurant level operating expenses:
Food, beverage and paper costs	9,367	29.5%	2,064	30.4%
Labor and related expenses	9,149	28.8%	1,657	24.4%
Other operating expenses	6,338	20.0%	1,314	19.4%
Occupancy and related expenses	2,660	8.4%	613	9.0%
Total	$ 27,514	86.7%	$ 5,648	83.3%

			S/P Combined (non-GAAP)
	Twelve Months Ended December 31, 2021		Twelve Months Ended December 31, 2020
(in thousands)	In dollars	As a percentage of restaurant sales	In dollars	As a percentage of restaurant sales
Restaurant Sales	$ 57,790	100%	$ 25,016	100%
Restaurant level operating expenses:
Food, beverage and paper costs	17,153	29.7%	7,618	30.5%
Labor and related expenses	16,272	28.2%	6,491	25.9%
Other operating expenses	12,039	20.8%	5,253	21.0%
Occupancy and related expenses	4,940	8.5%	2,721	10.9%
Total	$ 50,404	87.2%	$ 22,083	88.3%

Exhibit 99.1
BurgerFi Brand Only
Restaurant Level Operating Expenses
(Unaudited)

			S/P Combined (non-GAAP)
	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
(in thousands)	In dollars	As a percentage of restaurant sales	In dollars	As a percentage of restaurant sales
Restaurant Sales	$ 9,329	100%	$ 6,784	100%
Restaurant level operating expenses:
Food, beverage and paper costs	2,948	31.6%	2,064	30.4%
Labor and related expenses	2,470	26.5%	1,657	24.4%
Other operating expenses	2,017	21.6%	1,314	19.4%
Occupancy and related expenses	729	7.8%	613	9.0%
Total	$ 8,164	87.5%	$ 5,648	83.3%

			S/P Combined (non-GAAP)
	Twelve Months Ended December 31, 2021		Twelve Months Ended December 31, 2020
(in thousands)	In dollars	As a percentage of restaurant sales	In dollars	As a percentage of restaurant sales
Restaurant Sales	$ 35,371	100%	$ 25,016	100%
Restaurant level operating expenses:
Food, beverage and paper costs	10,734	30.3%	7,618	30.5%
Labor and related expenses	9,593	27.1%	6,491	25.9%
Other operating expenses	7,718	21.8%	5,253	21.0%
Occupancy and related expenses	3,009	8.5%	2,721	10.9%
Total	$ 31,054	87.8%	$ 22,083	88.3%

Exhibit 99.1
Anthony’s Brand Only
Restaurant Level Operating Expenses
(Unaudited)

	Two Months Ended December 31, 2021
(in thousands)	In dollars	As a percentage of restaurant sales
Restaurant Sales	$ 22,419	100%
Restaurant level operating expenses:
Food, beverage and paper costs	6,419	28.6%
Labor and related expenses	6,679	29.8%
Other operating expenses	4,321	19.3%
Occupancy and related expenses	1,931	8.6%
Total	$ 19,350	86.3%

BurgerFi International Inc., and Subsidiaries
Segmented Unit Counts

	2021			2020 *
	Corporate-owned	Franchised	Total	Corporate-owned	Franchised	Total
Total BurgerFi and Anthony's	86	93	179	17	102	119

BurgerFi stores, beginning of year	17	102	119	13	117	130
BurgerFi stores opened	10	6	16	2	9	11
BurgerFi stores transferred/sold	(1)	1	-	2	(2)	-
BurgerFi stores closed	(1)	(16)	(17)	-	(22)	(22)
BurgerFi total stores, end of year	25	93	118	17	102	119

Anthony's stores acquired	61	-	61	-	-	-
Anthony's total stores, end of year	61	-	61	-	-	-
* As Anthony's was acquired on November 3, 2021, Anthony's store activity is not included in the presentation above for 2020.